Exhibit 10.27
                                 -------------


                           CARRIER SERVICES AGREEMENT


         This Carrier Services Agreement ("Agreement") is executed on May 22, 2003 (the "Effective Date") between ATSI Communications, Inc. (Delaware), a Delaware corporation, hereinafter referred to as ("Customer") and Operadora Mexicana de Telefonia, S.A. de C.V. (Omtel) and DIALMEX, L.LC, (Dialmex) a Texas corporation , hereinafter collectively referred to as ("Provider(s)").

         WHEREAS, Provider(s) desire to provide telecommunications services and/or telecommunications facilities to Customer ("Services"), as described in Addendum A and B attached hereto; and

         WHEREAS, Customer desires to receive such Services, and has requested that the Provider(s) provide such Services in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

         1. Services. Provider(s) agree to furnish to Customer, and Customer agrees to accept, upon the terms and conditions set forth herein, the Services set forth in Addendum A. All Addendums identified herein are incorporated by reference and specifically made a part of this Agreement.

         2. Duration. The Term of this Agreement shall be for three (3) years commencing on the Effective Date. This Agreement shall automatically be renewed for additional successive one (1) year terms and shall run concurrent in accordance with the Shareholder Agreement executed on May 20, 2003 between Telemarketing, S.A. de C.V. and ATSI Communications, Inc. (Delaware) or as long as Providers remain partners in ATSI Comunicaciones, S.A. de C.V. ("ATSICOM").


         3. Rates. During the Term of this Agreement, charges for the Services shall be as set forth in Addendum A . The Parties hereby agree that Customer shall receive preferential rates as those provided by Omtel to Dialmex. These Rates are those of Omtel's cost and can be adjusted upon at least five (5) days prior written notification to Customer without requiring any other signature of the parties hereto acknowledging and agreeing to the same.

         4. Invoices. The parties acknowledge that all invoices for traffic are processed every seven days on a per MINUTE basis. Dialmex will prepare and deliver to Customer an invoice for Services provided ("Payable Amount") every seven days to Customer, which shall be paid within the next three (3) working days after receiving such invoice via wire transfer. If the full Payable Amount is not received by Dialmex within the next three (3) working days after Customer has received such invoice, then Dialmex shall be able to temporarily suspend the Services until payment is received. On a monthly basis, Dialmex shall also invoice Customer for the monthly E-1 charges as established in Addendum and/or B, if applicable.

         Should Customer default in payment for Services, then the Customer agrees that Services provided may be terminated as provided in this Agreement.

         Dialmex agrees to provide Customer real-time access to its reporting system for the purpose of accessing and/or downloading all Call Detail Records
(CDR).

         5. Security Deposit. To initiate service, Customer shall prepay the estimated usage per E-1 of termination for fifteen (15) days period in the form of Cash or Letter of Credit as established in Addendum A. True-up will occur every fifteen days between DialMex and the Customer; if the usage increases over the fifteen (15) days estimated traffic prepayment, Customer agrees to increase the prepayment or Letter of Credit amount equal to the actual usage for fifteen
(15) days.

         Return of deposited funds- Upon expiration of the term of this agreement and/or the termination of this Agreement for cause or by desire of either party, DialMex shall return to Customer any amounts on deposit which prove to be in excess of any and/or all of the amounts due and payable pursuant to the final invoice and/or reconciliation of the Customer's account with DialMex for the Services provided to the Customer by and/or through this agreement.

         6. IVA Reimbursement. DialMex and/or Omtel hereby agrees to reimburse Customer the total amount invoiced corresponding to IVA (Impuesto al Valor Agregado) be it 10% or 15% or any other percentage if changes occur in the Tax Laws of Mexico until Telemarketing de Mexico, S.A. de C.V. has fulfilled its obligations under the Share Purchase Agreement executed between Telemarketing, ATSI Comunicaciones, S.A. de C.V. and ATSI Communications, Inc. (Delaware) on May 20, 2003. As soon as Telemarketing de Mexico, S.A. de C.V. has fulfilled its obligations set therein, DialMex shall reimburse Customer 1/2 of all amounts applicable to IVA.

         7. Disputes. Any billing discrepancies shall be presented to DialMex in full detail, in writing, within forty-five (45) days of the date of the invoice in question. Such notification should not relieve Customer of the obligation to make all payments including the amounts disputed by the due date set forth in this agreement. DialMex shall not be obligated to consider any Customer disputes which are received by DialMex more than forty-five days (45) following the date of the invoice in question. DialMex and Customer agree to use their best efforts to resolve the dispute in good faith and within forty five (45) days after DialMex receives such notice. If the disputed amount is found to be valid, a credit will be issued to Customer. In the event that DialMex and Customer are unable to resolve the dispute within this forty-five (45) day period, the parties consent to the jurisdiction of the Texas courts with venue at McAllen for the purposes of this provision.

         8. Termination. Except as otherwise provided herein, neither party may terminate this Agreement at any time unless either Party defaults in the performance of any of its material duties under this Agreement and does not cure the default within five (5) days after receipt of written notice from the other party, (ii) if either Party admits insolvency, makes an assignment for the benefit of its creditors, is unable to pay debts as they mature, has a trustee or receiver appointed over all or a substantial portion of its assets, or enters into an agreement for the extension or readjustment of all or substantially all of its obligations.

         9. Remedies Upon Termination. Upon termination, Customer will pay within fifteen (15) days of such termination to Dialmex all outstanding invoices and all charges for Services incurred. If such amounts are less than the Deposit and/or Letter of Credit that Customer has provided to Dialmex, Dialmex agrees to apply the Deposit and/or Letter of Credit and return to Customer any excess as provided for in Section 5 of this Agreement.

         10. Warranties. The quality of Services provided hereunder shall be consistent with industry standards, government regulations and sound business practices. NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY ABOUT THE SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR IN FACT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         11. Damages. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OF SUCH OTHER PARTY'S CLIENTS FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR RELATED TO ANY OF THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, WHETHER OR NOT THE SERVICE
PROVIDER RECEIVES NOTICE OF ANY SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES COULD HAVE BEEN FORESEEN.

         12. Force Majeure. Neither party shall be liable for any failure, interruption and/or diminution of Services in the event that such failure, interruption and/or diminution is the result of any fire, flood, epidemic, earthquake or any other act of God, explosion, strike or other disputes, riot or civil disturbance, war (whether declared or undeclared), armed conflict, any municipal ordinance, or state or federal law, governmental order or regulation, or order of any Court of competent jurisdiction, or other similar forces not within the control of the Service providing party.

         13. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

         14. Confidentiality. Each party understands and agrees that the terms and conditions of this Agreement and all non-tariff documents referenced herein are confidential between Customer and Providers and shall not be disclosed by either party to any other party.

         15. Notices. All notices given hereunder and all payments to be made hereunder shall be sent to the addresses set forth as follows:

         Customer:         8600 Wurzbach, Suite 700W
                           San Antonio, TX  78240
                           Tel:     210.614.7240
                           Facsimile:  210.614.7264

         Dialmex:




         Omtel:





or at such other addresses as a party may designate in writing to the other party. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date when hand delivered or three (3) days after deposit in the mail when sent by U.S. Mail, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, or upon confirmation of sending when sent by fax, or on the day after being sent when sent by overnight delivery service.

         16. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto and supersedes all prior statements, representations, understandings or agreements of the parties with respect to the subject matter contained herein.

         17. Amendment. Except as otherwise provided herein, including without limitation the party's ability to make rate changes as provided in Section 5. above, this Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing duly executed by the Parties or their approved successors or assigns.

         18. Governing Law. This Agreement is executed in Texas and shall be governed by the laws of the State of Texas, with exclusive venue at McAllen, Texas.

         19. Indemnity. The Parties agree to indemnify and hold the other Party's directors, officers, employees, agents and advisors harmless from and against any and all claims, demands, or actions and costs, liabilities or losses arising directly or indirectly from the Customer's resale of the Services acquired by and/or through this agreement.

         20. Interconnection. The Customer agrees to interconnect at such locations indicated by Dialmex during the Term of this Agreement.

         IN WITNESS WHEREOF, the undersigned have set their hands.

ATSI Communications, Inc. (Delaware)                 Dialmex

By:    /s/ Arthur L. Smith                           By: /s/ Francisco Bunt
Name: Arthur L. Smith                                Name:  Francisco Bunt
Title: CEO                                           Title: CEO



                                Operadora Mexicana de Telefonia, S.A. de C.V.


                                By: /s/ Francisco Bunt
                                Name: Francisco Bunt
                                Title: CEO

                                   ADDENDUM A
                                DIALMEX SERVICES
                  TELECOMMUNICATION SERVICES AND/OR FACILITIES

         This Addendum is hereby incorporated into the underlying Agreement as though an original part thereof.

Customer:                  ATSI Communications, Inc. (Delaware)

Address:                   8600 Wurzbach, Suite 700W
                           San Antonio, TX  78240


Primary Account Contact:

                  Legal & Billing:
                           Katie Keller
                           210.614.7240  Ext 1043
                           210.614.7264  Fax

                  Technical & Sales
                           Ruben Caraveo
                           210.614.7240 Ext.  1050
                           210.614.7264

Committed Capacity :  _____ E1's or DS3's  (___ )

Service: Termination to Mexico

Billing Increments: 1 minute increment
Deposit required per E1: $15,000.00USD

Rates (Mexico): this rates include TAX and are:
FOB N.Y., FOB DALLAS, SAN ANTONIO or MCALLEN, Texas.
SERVICE ALSO AVAILABLE FOB INTERNET (VOIP).

------------------------------------- --------------------------
           Billing Block                   Rate Per Minute
------------------------------------- --------------------------
  1  Mexico City                                $.015
------------------------------------- --------------------------
  2  Guadalajara, Monterrey                     $.015
------------------------------------- --------------------------
  3  Puebla, Leon, Toluca                       $.035
------------------------------------- --------------------------
  4                                            $.0467
------------------------------------- --------------------------
  5                                            $.0541
------------------------------------- --------------------------
  6                                            $.0583
------------------------------------- --------------------------
  Rest of country                              $.0998
------------------------------------- --------------------------

o All above rates FOB DIALMEX'S designated POP.
o CUSTOMER will be responsible for any charges incurred in running ____ ( ) DS3 or _________ ( ) T1's to DIALMEX'S designated POP.
o CUSTOMER will provide compression equipment if needed.
o DIALMEX will provide 24 hrs. Technical support 7 days a week.